UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2008

Willow Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Wayne, Pennsylvania		19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 995-1700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Due to clerical error, the dates for the Special Meetings and press release were transposed in the first paragraph in Item 8.01 of the Form 8-K as originally filed.

Item 8.01            Other Events

At Special Meetings of Shareholders held on September 9, 2008, the respective shareholders of each of Willow Financial Bancorp, Inc. (the "Company") and Harleysville National Corporation (“HNC”) approved an Agreement and Plan of Merger, dated May 20, 2008 (the “Merger Agreement”), pursuant to which the Company will merge with and into HNC. Based upon the preliminary report of the inspector of election, the Merger Agreement was approved by shareholders of more than 68% of the outstanding shares of the Company’s common stock.  The Company and HNC issued a joint press release on September 10, 2008 announcing the results of the meetings.

For additional information, reference is made to the Company's press release dated September 10, 2008, which was included as Exhibit 99.1 to the Company's Form 8-K filed on September 10, 2008 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW FINANCIAL BANCORP, INC.

Date: September 10, 2008	By:	/s/Donna M. Coughey
Donna M. Coughey
President and Chief Executive Officer